As filed with the Securities and Exchange Commission on July 26, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

84-1219301

(I.R.S. Employer Identification Number)

1401 Wynkoop Street, Suite 500 Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Chipotle Mexican Grill, Inc.

2011 Stock Incentive Plan

(Full title of the plans)

Jack Hartung

Chief Financial Officer

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Name and address of agent for service)

(303) 595-4000

(Telephone number, including area code, of agent for service)

With a copy to:

Michael McGawn, Esq.

Chipotle Mexican Grill, Inc.

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(303) 222-5978

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share under Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan	1,270,000	$451.61 (2)	$573,036,700	$71,343

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement will also cover any additional shares of common stock that become issuable under the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan by reason of any stock dividend, stock split, reorganization or other similar transaction effected without Chipotle’s receipt of consideration that results in an increase in the number of outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, based on the average of the high and low prices of the common stock as reported by the New York Stock Exchange on July 25, 2018.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional One Million Two Hundred Seventy Thousand (1,270,000) shares of Common Stock of the Registrant for offer and sale under the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan. Earlier Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission on May 25, 2011 (File No. 333-174474) and May 21, 2015 (File No. 333-204380) relating to the 2011 Stock Incentive Plan are hereby incorporated by reference in this Registration Statement.    This incorporation by reference is made under General Instruction E to Form S-8 in respect of the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this Registration Statement:

(a)    the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

(b)    all documents filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in (a), above; and

(c)    the description of our common stock included in our Current Report on Form 8-K, filed on May 23, 2013, as updated by the disclosures in Item 5.03 of our Current Report on Form 8-K filed on May 15, 2015, the disclosures in Item 5.03 of our Current Report on Form 8-K filed on September 4, 2015, the disclosures in Item 5.03 of our Current Report on Form 8-K filed on May 11, 2016, and the disclosures in Item 5.03 of our Current Report on Form 8-K filed on October 6, 2016, and any amendment or report filed for the purpose of updating those descriptions.

In addition, all other documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Index

		Description of Exhibit Incorporated Herein by Reference
Exhibit Number	Exhibit Description	Form	File No.	Filing Date	Exhibit Number	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Chipotle Mexican Grill, Inc.	10-Q	001-32731	October 26, 2016	3.1

4.2	Chipotle Mexican Grill, Inc. Amended and Restated Bylaws	8-K	001-32731	October 6, 2016	3.1

4.3	Form of Stock Certificate for Common Stock	8-A/A	001-32731	December 16, 2009	4

5.1	Legal Opinion of Perkins Coie LLP.	—	—	—	—	X

23.1	Consent of Counsel (included in Exhibit 5.1).	—	—	—	—	X

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.	—	—	—	—	X

24.1	Power of Attorney (included on signature page).	—	—	—	—	X

99.1	Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan	8-K	001-32731	May 24, 2018	10.1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado, on this 26th day of July, 2018.

CHIPOTLE MEXICAN GRILL, INC.

/s/ John R. Hartung
By:	John R. Hartung
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brian Niccol and John R.Hartung, or any of them, as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this registration statement or amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below on July     , 2018 by the following persons in the following capacities.

Signature	Date	Title

/s/ BRIAN NICCOL Brian Niccol	July 26, 2018	Chief Executive Officer and Director (principal executive officer)

/s/ JOHN R. HARTUNG John R. Hartung	July 26, 2018	Chief Financial Officer (principal financial and accounting officer)

/s/ STEVE ELLS Steve Ells	July 26, 2018	Executive Chairman

/s/ ALBERT S. BALDOCCHI Albert S. Baldocchi	July 26, 2018	Director

/s/ NEIL W. FLANZRAICH Neil W. Flanzraich	July 26, 2018	Director

/s/ KIMBAL MUSK Kimbal Musk	July 26, 2018	Director

/s/ MATTHEW PAULL Matthew Paull	July 26, 2018	Director